EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A of our report dated April 10, 2006, relating to the consolidated financial statements of Itronics Inc., and to the reference to our firm under the caption "Experts" in the Prospectus of Itronics Inc. for the registration of 75,000,000 shares of its common stock.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California

October 12, 2006